As filed with the Securities and Exchange Commission on November 25, 1997
                                  Registration No. 333-

         SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549

                      FORM S-8
               REGISTRATION STATEMENT
                        UNDER
             THE SECURITIES ACT OF 1933

               INTERFACE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

              Delaware                            38-1857379
      (State or Other Jurisdiction of         (I.R.S. Employer
       Incorporation or Organization)         Identification No.)

    5855 Interface Drive, Ann Arbor, Michigan              48103
  (Address of principal executive offices)              (zip code)

            Employee Stock Purchase Plan
              (Full title of the Plan)

                   JOHN R. TERNES
     Vice President and Chief Financial Officer
               Interface Systems, Inc.
                5855 Interface Drive
             Ann Arbor, Michigan  48103
       (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (313) 769-5900

                     Copies to:
               MARGUERITE M. GRITENAS
                 Dykema Gossett PLLC
               400 Renaissance Center
            Detroit, Michigan  48243-1668

           CALCULATION OF REGISTRATION FEE

 Title of                   Proposed Maximum   Proposed Maximum   Amount of
Securities to  Amount to be     Offering          Aggregate     Registration
be Registered  Registered   Price per Share*   Offering Price*        Fee
----------------------------------------------------------------------------
Common Stock   225,000          $2.9375         $660,937.50        $200.29
----------------------------------------------------------------------------
* Estimated solely for purposes of computing the Registration Fee, at $2.9375 per share, the average price for shares of the Common Stock on November 19, 1997, as reported on the NASDAQ National Market, pursuant to Rule 457(h).

                         PART II
    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

     The following documents filed by Interface Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1996;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;

     (c) The Company's Report on Form 8-K dated June 24, 1997 (filed June 28, 1997); and

     (d) Description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 under the
          Securities Exchange Act of 1934, as amended,
          Number 0-10902.

      All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         No material interests.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

         The DGCL permits Delaware corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Certificate of Incorporation, which limits liability to the maximum extent permitted by law, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty. However, it does not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaring an unlawful dividend, stock purchase or redemption; and (iv) a transaction from which the director derives an improper personal benefit. As a result of the inclusion of such a provision, stockholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

          The Company's Bylaws permit the Company to indemnify its directors, officers, employees and agents for expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (other than by or in the right of the Company) to which any such person was made a party by reason of the fact that he or she was acting in person was made a party by reason of the fact that he or she was acting in such capacity for the Company or was serving as such for another corporation or enterprise at the Company's request, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its stockholders or, in respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company's Bylaws also authorize the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such officer, director, employee or agent against such liability.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

         5     Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

         10.1  Interface Systems, Inc. Employee Stock Purchase Plan.

         23.1  Consent of BDO Seidman, LLP

         23.2  Consent of Dykema Gossett PLLC (contained in Exhibit 5).

         24    Power of Attorney (see "Signatures").

Item 9.  Undertakings.

        (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) The undersigned registrant hereby undertakes to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

























































                             SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on November 21, 1997.

                                  NTERFACE SYSTEMS, INC.


                                  By: /s/ Robert A. Nero
                                      Robert A. Nero
                                      President and Chief Executive Officer


                  POWER OF ATTORNEY

        Each of the undersigned whose signature appears below hereby constitutes and appoints Robert A. Nero, John R. Ternes and George W. Perrett and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, as amended.

        Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on November 21, 1997.


                                                Title

/s/ Robert A. Nero
Robert A. Nero           Director and President and Chief Executive Officer


/s/ John R. Ternes
John R. Ternes           Vice President and Chief Financial Officer
                         (principal financial and accounting officer)

/s/ Garnel F. Graber
Garnel F. Graber         Director


/s/ Bruce E. Rhoades
Bruce E. Rhoades         Director



George W. Perrett        Director



David O. Schupp          Director


/s/ David C. Seigle
David C. Seigle          Director


/s/ Robert A. Seigle
Robert A. Seigle         Director


/s/ Lloyd A. Semple
Lloyd A. Semple          Director

                          INDEX TO EXHIBITS




         Exhibit
         Number               Exhibits



           5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

          10.1     Interface Systems, Inc. Employee Stock Purchase Plan.

          23.1     Consent of BDO Seidman, LLP

          23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5)

          24       Power of Attorney (see "Signatures")